EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275370) and Form S-8 (Nos. 333-261126, 333-254162, 333-251194, 333-237384, 333-234309, 333-263196 and 333-270105) of BRP Group, Inc. of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 28, 2024